UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 15, 2020

NOBLE CORPORATION plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10 Brook Street, London, England	W1S1BG
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

Suite 3D, Landmark Square
64 Earth Close
P.O. Box 31327
Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
This combined filing on Form
8-K
is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales
(“Noble-U.K.”),
and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by
Noble-U.K.
and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to
Noble-U.K.
(except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of
Noble-U.K.
This report should be read in its entirety as it pertains to each of
Noble-U.K.
and Noble-Cayman.
Item 7.01	Regulation FD Disclosure
Noble Holding International Limited (the “Issuer” and, collectively with
Noble-U.K.
and Noble-Cayman, the “Company”), an indirect, wholly owned subsidiary of
Noble-U.K.
and Noble-Cayman, has elected not to make on the due date the approximately $15 million interest payment (the “Interest Payment”) due and payable on July 15, 2020 with respect to its 7.750% Senior Notes due 2024 (the “2024 Senior Notes”). Under the indenture governing the 2024 Senior Notes, the Issuer has a
30-day
grace period to make the Interest Payment before such
non-payment
constitutes an “event of default” with respect to the 2024 Senior Notes. The Issuer has elected to use the
30-day
grace period with respect to the Interest Payment in connection with the evaluation by the Company of certain strategic alternatives. In that regard, the Company is actively engaged in discussions with certain of its creditors regarding a potential consensual restructuring transaction. No agreement has been reached, and the Company cannot provide any assurance whether, or when, the Company will reach an agreement with such creditors or as to the terms of any such agreement.
The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
* * * * *
Cautionary Statement Regarding Forward-Looking Information
The Company has included statements in this Current Report on Form
8-K
that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “potential,” “will” and similar expressions identify forward-looking statements. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance and include statements about the Company’s evaluation of strategic alternatives, discussions with creditors and any potential agreement or transaction. These statements are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the potential outcome of the Company’s evaluation of strategic alternatives and discussions with creditors and the Company’s debt levels, liquidity and ability to access financing sources and capital markets, in particular as the Company manages its business through the
COVID-19
pandemic and the resulting restrictions

and uncertainties in the general economic and business environment. Please refer to the Company’s Quarterly Report on Form
10-Q
for the quarter ended March 31, 2020 for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this Current Report on Form
8-K
is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number		Description

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

By:	/s/ Richard B. Barker
Name:	Richard B. Barker
Title:	Senior Vice President and Chief Financial Officer

NOBLE CORPORATION

By:	/s/ Richard B. Barker
Name:	Richard B. Barker
Title:	Director, Senior Vice President and Chief Financial Officer
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